EX-99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, "Financial Statements and Experts", and “Form of Agreement and Plan of Reorganization” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of BNY Mellon Core Plus Fund (the sole fund constituting BNY Mellon Absolute Insight Funds, Inc.).

We also consent to the incorporation by reference of our reports dated June 21, 2024, with respect to the financial statements and financial highlights of BNY Mellon Core Plus Fund (the sole fund constituting BNY Mellon Absolute Insight Funds, Inc.) and BNY Mellon U.S Mortgage Fund (the sole fund constituting BNY Mellon U.S. Mortgage Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for year ended April 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
November 8, 2024